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                                                                   EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 1995 (except with respect to the matter discussed in the first and fifth paragraphs in Note 9, as to which the date is March 28, 1995) included in Republic Waste Industries, Inc.'s Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference in this registration statement of our report dated September 7, 1995 on the supplemental consolidated financial statements of Republic Waste Industries, Inc. and subsidiaries and our report dated June 1, 1995 (except with respect to the matter discussed in Note 10, as to which the date is August 3, 1995) on the combined financial statements of Hudson Management Corporation and subsidiaries and Envirocycle, Inc., both included in Republic Waste Industries, Inc.'s Form 8-K dated September 7, 1995 and to all references to our Firm included in this registration statement.





                                                             ARTHUR ANDERSEN LLP





Fort Lauderdale, Florida,
  September 8, 1995.